Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Amendment No. 1 to the Registration Statement (Form F-3 No. 333-276000) of Can-Fite BioPharma Ltd.,

(2)	Registration Statement (Form F-3 No. 333-274316) of Can-Fite BioPharma Ltd.,

(3)	Registration Statement (Form F-3 No. 333-262055) of Can-Fite BioPharma Ltd.,

(4)	Registration Statement (Form F-3 No. 333-281872) of Can-Fite BioPharma Ltd.,

(5)	Registration Statement (Form S-8 No. 333-227753) pertaining to the 2003 Israeli Share Option Plan and 2013 Global Incentive Option Scheme of Can-Fite BioPharma Ltd.

(6)	Registration Statement (Form S-8 No. 333-271384) pertaining to the 2013 Global Incentive Option Scheme of Can-Fite BioPharma Ltd., and

(7)	Registration Statement (Form S-8 No. 333-278525) pertaining to the 2023 Option Plan of Can-Fite BioPharma Ltd.;

of our report dated March 26, 2026, with respect to the consolidated financial statements of Can-Fite BioPharma Ltd. included in this Annual Report (Form 20-F) of Can-Fite BioPharma Ltd. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel-Aviv, Israel
March 26, 2026